EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Charge Enterprises, Inc of our report dated March 29, 2022, relating to our audit of the consolidated financial statements for Charge Enterprises Inc. and subsidiaries as of and for the years ended December 31, 2021 and 2020.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Seligson & Giannattasio, LLP

Seligson & Giannattasio, LLP

White Plains, New York

August 30, 2022